Exhibit 10.87

* Certain confidential information contained in this document, marked by the brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 3

TO THE

ENBREL® SUPPLY AGREEMENT

This Amendment No. 3 (this “Amendment No. 3”) is made as of this 18th day of December, 2002 (the “Amendment No. 3 Effective Date”) by and among Immunex Corporation, a Washington corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (together with its Affiliates, “Immunex”), Wyeth (formerly, “American Home Products Corporation”), a Delaware corporation having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, acting through its Wyeth Pharmaceuticals division (together with its Affiliates, “Wyeth”), and Boehringer Ingelheim Pharma KG, a German corporation having a place of business at Birkendorfer Straße 65, 88397 Biberach an der Riss, Federal Republic of Germany (“BIP”), and amends the Enbrel® Supply Agreement effective as of November 5, 1998, as amended by Amendment No. 1 effective June 27, 2000 and Amendment No. 2 effective June 3, 2002 (the “Agreement”).

WHEREAS, Immunex, Wyeth, and BIP have entered into the Agreement for BIP’s supply of Enbrel® (etanercept) to Immunex and Wyeth; and

WHEREAS, the Parties have determined that it would be advantageous to use certain additional capacities recently made available at BIP’s facilities for the manufacture and supply of Enbrel® by BIP to Immunex and Wyeth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, hereby agree as follows:

1.	Capitalized Terms. All initially capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

2.	New Definitions. Section 1.66 of the Agreement shall be amended to add the following new definitions:

Section
[*]	5A.2
[*]	Amendment No. 3 Exhibit A
“Expected Total Production”	Amendment No. 3 Exhibit A
“Incremental Capacities”	5A.1
“Incremental Capacity and Production Schedule”	5A.1
“Incremental Capacity Run”	5A.1
[*]	5A.6

*	Confidential Treatment Requested.

3.	Incremental Capacities. A new Article 5A shall be added to the Agreement immediately after Article 5 and immediately before Article 6 as follows:

5A.1	Incremental Capacities. Beginning on [*] and ending on [*], or [*], ending on [*], BIP shall make additional capacity available in the [*] Facility for the production and supply of Bulk Drug Substance as set forth in Amendment No. 3 Exhibit A (the “Incremental Capacities”). The Incremental Capacities shall be incremental to, and shall not include, any capacity otherwise reserved in this Agreement, including, without limitation, the capacities described in Section 5.10(a). As used in this Agreement, an “Incremental Capacity Run” shall mean a Bulk Drug Substance Run resulting from use of the Incremental Capacities. For purposes of this Article 5A, a given Bulk Drug Substance Run in a given Calendar Year shall be considered an Incremental Capacity Run only after BIP’s commitments under Section 5.10 of this Agreement have been satisfied. In [*], and, [*], BIP shall complete the number of Incremental Capacity Runs set forth in Amendment No. 3 Exhibit A in each of the Calendar Years set forth in Amendment No. 3 Exhibit A, and BIP shall use all commercially reasonable efforts to supply the quantities of Bulk Drug Substance resulting from such runs and meeting the Bulk Drug Substance Specifications set forth as Expected Total Production in Amendment No. 3 Exhibit A in each of the Calendar Years set forth in Amendment No. 3 Exhibit A. [*] An expected timetable for delivery of resulting Bulk Drug Substance from the Incremental Capacities in each Calendar Quarter during [*], and [*], as well as an expected timetable for Bulk Drug Substance Runs otherwise required by this Agreement, is set forth in Amendment No. 3 Exhibit B (the “Incremental Capacity Production and Delivery Schedule”).

5A.2	Impact of Delay [*]. The number of Incremental Capacity Runs set forth on Amendment No. 3 Exhibit A is subject to change, upon written notice by BIP to Immunex and Wyeth [*]

5A.3	Additional Incremental Capacity Runs. In addition to the [*] Incremental Capacity Runs provided for in [*], as set forth on Amendment No. 3 Exhibit A, BIP shall use commercially reasonable efforts to manufacture and deliver an additional [*] Incremental Capacity Runs by [*]

5A.4	[*]

5A.5	Fill and Finish for Bulk Drug Substance Resulting from Incremental Capacities. Immunex and Wyeth shall determine [*] The limits set forth in Section 3.1(a)(2) (i.e., Buyer shall not purchase more than [*] percent ([*]%) of its requirements

*	Confidential Treatment Requested.

of Product in the form of separate purchase of Bulk Drug Substance) and the forecasts provided for in Section 4.3 shall govern filling and finishing of Bulk Drug Substance [*] The price for conversion of Bulk Drug Substance resulting from the Incremental Capacities into Drug Product or Finished Product by BIP shall be determined as set forth in Section 5.4 and Section 5.5.

5A.6	Price [*]. For each successful Incremental Capacity Run, Immunex and Wyeth, as applicable, shall pay BIP the Product Price set forth in Section 5.2(a) and Exhibit C of this Agreement. [*] An example of the pricing for Bulk Drug Substance resulting from the Incremental Capacities is attached hereto as Amendment No. 3 Exhibit C. An Incremental Capacity Run shall be considered successful and accepted if it meets the Bulk Drug Substance Specifications and the criteria set forth in Section 4.4(b) of this Agreement. [*]

5A.7	[*]

5A.8	Forecasting and Detailed Ordering. Forecasting, detailed ordering, and other logistical matters relating to the Incremental Capacity Runs shall be governed by this Agreement; [*]

4.	Effect of Amendment No. 3 on Agreement. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment No. 3 with respect to the Incremental Capacities, the terms and conditions of this Amendment No. 3 shall control. Except as otherwise set forth in this Amendment No. 3, all other terms and provisions of the Agreement shall remain in full force and effect. Without limiting the foregoing, BIP’s offer of Incremental Capacities to Immunex and Wyeth shall not affect BIP’s separate obligations under Section 5.10(a) of the Agreement.

5.	Agreement between Immunex and Wyeth. Except as expressly set forth herein, this Amendment No. 3 represents the entire agreement among Immunex, Wyeth, and BIP with respect to the Incremental Capacities, and the terms of this Amendment No. 3 cannot be amended except by a written agreement signed by all of the Parties. Notwithstanding the foregoing, Immunex and Wyeth agree that the allocation of the Incremental Capacity Runs will be governed by the Collaboration and Global Supply Agreement by and between Immunex and Wyeth effective November 6, 2001, and that the Incremental Capacities shall be included in the term “BIP Capacity” as it is defined therein. [*] It is understood and agreed that the agreements set forth in this Section 5 of this Amendment No. 3 may be amended by Immunex and Wyeth without the agreement or assent of BIP.

6.	Counterparts. This Amendment No. 3 may be executed in one or more counterparts, each of which shall constitute together the same document.

*	Confidential Treatment Requested.

IN WITNESS WHEREOF, the Parties have, by their duly authorized persons, executed this Amendment No. 3 as of the Amendment No. 3 Effective Date.

Immunex Corporation

By:	/s/ E. COHEN-ARAZI

Name:	E. Cohen-Arazi

Title:	VP Manufacturing TO

Wyeth, acting through its Wyeth Pharmaceuticals division

By:	/s/ RONALD W. ALICE

Name:	Ronald W. Alice

Title:	Vice President

Boehringer Ingelheim Pharma KG

By:	/s/ CARIUS WOLFRAM

Name:	Carius Wolfram

Title:	Managing Director

*	Confidential Treatment Requested.

List of Exhibits:

AMENDMENT NO. 3 EXHIBIT A:	Incremental Capacities
AMENDMENT NO. 3 EXHIBIT B:	Preliminary Production and Delivery Schedule
AMENDMENT NO. 3 EXHIBIT C:	Examples of Pricing for Bulk Drug Substance from Incremental Capacities Calculated as set forth in Section 5A.6

*	Confidential Treatment Requested.